Exhibit 10.1

SIXTH AMENDMENT TO
CREDIT AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of November 17, 2015, is entered into by and among NOVATEL WIRELESS, INC., a Delaware corporation (“Novatel”), ENFORA, INC., a Delaware corporation (“Enfora”), and FEENEY WIRELESS, LLC, an Oregon limited liability company (“Feeney Wireless”; Novatel, Enfora and Feeney Wireless are sometimes referred to in this Amendment individually as a “Borrower” and collectively as the “Borrowers”), R.E.R. ENTERPRISES, INC., an Oregon corporation (“RER Enterprises”), and FEENEY WIRELESS IC-DISC, INC. (“Feeney Wireless IC-DISC”; RER Enterprises and Feeney Wireless IC-DISC are sometimes referred to in this Amendment individually as a “Guarantor” and collectively as the “Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”). Borrowers and Guarantors are sometimes individually referred to herein as a “Loan Party” and collectively referred to herein as the “Loan Parties”. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A.    The Lender, Borrowers and Guarantors have previously entered into that certain Credit and Security Agreement dated as of October 31, 2014 (as amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lender has made certain loans and financial accommodations available to Borrowers.

B.    Borrowers and Guarantors have requested that certain amendments be made to the Credit Agreement, and Lender is willing to amend the Credit Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Amendments to Credit Agreement.

1.1    Clause (a) of Section 8 of the Credit Agreement is hereby amended to read in its entirety as follows:

“(a)    Minimum EBITDA. Achieve EBITDA, measured monthly on a trailing twelve-month basis at the end of each month, commencing with the month ended September 30, 2015, of not less than the amount set forth in the following table for the applicable test date set forth opposite thereto (numbers appearing between “< >” are negative):”

Minimum Required EBITDA	Test Date
$3,255,000	September 30, 2015
$3,595,500	October 31, 2015
$4,044,000	November 30, 2015
$<3,085,000>	December 31, 2015
$<3,601,000>	January 31, 2016, February 29, 2016, March 31, 2016, April 30, 2016 and May 31, 2016

$<312,000>	June 30, 2016, July 31, 2016 and August 31, 2016

$3,850,000	September 30, 2016, October 31, 2016 and November 30, 2016

$7,491,000	December 31, 2016 and the last day of each calendar month thereafter

Notwithstanding the existence of the foregoing minimum EBITDA covenant, such covenant shall not be tested by Lender so long as (i) Borrowers maintain Liquidity of not less than $15,000,000 at all times, and (ii) no Event of Default shall have occurred under this Agreement. If at any time Borrowers shall fail to maintain Liquidity of at least $15,000,000 or in the event any Event of Default shall have occurred, the foregoing minimum EBITDA covenant shall be tested for the most recent test date occurring prior to the earlier of the date that the Borrowers have failed to maintain Liquidity of at least $15,000,000 or the occurrence of an Event of Default and shall continue to be tested until Borrowers have attained Liquidity of at least $15,000,000 for a period of 60 consecutive days thereafter and no Event of Default exists (and, thereafter, if the Borrowers fail to maintain such minimum Liquidity of $15,000,000 at any time or an Event of Default occurs, the EBITDA covenant shall again be tested in accordance with the foregoing). Borrowers shall report to Lender their EBITDA and Liquidity each month (with such reporting provided with the Compliance Certificate), regardless of whether the EBITDA is subject to being tested.”

1.2    The following new defined terms is hereby added to Schedule 1.1 to the Credit Agreement in the appropriate alphabetical position:

““Sixth Amendment Effective Date” means November 17, 2015”

1.3    The table that appears in the definition of “Applicable Margin” set forth in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

Level	Liquidity	When Interest Rate is based on Daily Three Month LIBOR	When Interest Rate is based on the Prime Rate
I	Less than $15,000,000	3.5%	1.0%
II	Greater than or equal to $15,000,000	3.0%	0.50%

1.4    Clauses (a), (b), (c) and (k) of the definition of “Eligible Accounts” set forth in Schedule 1.1 to the Credit Agreement are hereby amended to read in their entirety as follows:

“(a)    Accounts that the Account Debtor (other than Verizon and/or its Affiliates (“Verizon”)) has failed to pay within 60 days of original due date, not to exceed 90 days past invoice date, and Accounts that Verizon has failed to pay within 30 days of original due date, not to exceed 120 days past invoice date;”

“(b)    Accounts owed by an Account Debtor (other than Verizon) with payment terms of more than 30 days, and Accounts owed by Verizon with payment terms of more than 90 days;”

“(c)    Accounts owed by an Account Debtor (or its Affiliates) (other than Verizon) where 25% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clauses (a) or (b) above or clauses (i) or (s) below, and Accounts owed by Verizon where 10% or more of all Accounts owed by Verizon are deemed ineligible under clauses (a) or (b) above or clauses (i) or (s) below;”

“(k)    Accounts owing by a single Account Debtor or group of Affiliated Account Debtors (other than Verizon) whose total obligations owing to Borrower exceed fifteen percent (15%) of the aggregate amount of all otherwise Eligible Accounts, and such Accounts owing by Verizon which exceed the following percentages of the aggregate amount of all otherwise Eligible Accounts for the applicable periods related thereto: (i) from the Sixth Amendment Effective Date through and including June 29, 2017, seventy five percent (75%), (ii) from June 30, 2017 through and including December 30, 2017, seventy percent (70%), (ii) from December 31, 2017 through and including June 29, 2018, sixty five percent (65%), (iv) from June 30, 2018 through and including December 30, 2018, sixty percent (60)%, and (v) from December 31, 2018 and at all times thereafter, fifty five percent (55%) (but the portion of the Accounts not in excess of the foregoing applicable percentages may be deemed Eligible Accounts), such percentages being subject to reduction if the creditworthiness of such Account Debtor deteriorates or, with respect to any Accounts owed by Verizon, the payment terms are modified to terms other than 90 days;”

1.5    The definition of “Maximum Revolver Amount” set forth in Schedule 1.1 to the Credit Agreement is hereby to read in its entirety as follows:

““Maximum Revolver Amount” means $48,000,000, decreased by permanent reductions in such amount made in accordance with Section 2.11.”

2.    Accommodation Fee. Borrowers shall pay Lender an accommodation fee in the amount of 125,000 (the “Accommodation Fee”), which is fully earned and non-refundable as of the date of this Amendment, and due and payable upon execution of this Amendment by Borrowers, Guarantors and Lender.

3.    Effectiveness of this Amendment. This Amendment shall be effective upon Lender’s receipt of the following items, in form and content acceptable to the Lender:

3.1    This Amendment, duly executed in a sufficient number of counterparts for distribution to all parties;

3.2    The Accommodation Fee;

3.3    A certificate from the Secretary of each Loan Party (i) attesting to the Governing Documents of such Loan Party, (ii) attesting to the resolutions of the Board of such Loan Party, authorizing its execution, delivery, and performance of this Amendment and the other Loan Documents to which such Loan Party is a party, (iii) authorizing specific officers of such Loan Party to execute the same, and (iv) attesting to the incumbency and signatures of such specific officers of such Loan Party;

3.4    An opinion of counsel to the Loan Parties;

3.5    The representations and warranties set forth in this Amendment must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof); and

3.6    All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as reasonably required by the Lender.

4.    Representations and Warranties. Each Loan Party represents and warrants as follows:

4.1    Authority. Each Loan Party has the requisite corporate or limited liability company, as applicable, power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by the Loan Parties of this Amendment have been duly approved by all necessary corporate or limited liability company, as applicable, action and no other corporate or limited liability company, as applicable, proceedings are necessary to consummate such transactions.

4.2    Enforceability. This Amendment has been duly executed and delivered by the Loan Parties. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and is in full force and effect.

4.3    Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

4.4    Due Execution. The execution, delivery and performance of this Amendment are within the corporate or limited liability company, as applicable, power of each Loan Party, have been duly authorized by all necessary action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Loan Party except to the extent that any such contravention could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

4.5    No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.

5.    No Waiver. Except as otherwise expressly provided herein, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any other Loan Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Amendment.

6.    Release. Each of the Borrowers and Guarantors hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrowers or Guarantors have had, now have or have made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of the Borrowers and Guarantors in executing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified and in furtherance of this intention Borrowers and Guarantors each waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.

7.    Costs and Expenses. Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse Lender on demand for all Lender Expenses incurred by Lender in connection with the Loan Documents. Without limiting the generality of the foregoing, Borrowers specifically agree to pay all reasonable and documented (to the extent such documentation is reasonably requested by Borrowers) out-of-pocket fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrowers hereby agree that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrowers, make an Advance to the Borrowers under the Credit Agreement, or apply the proceeds of any Advance, for the purpose of paying any such fees, disbursements, costs and expenses.

8.    Choice of Law; Venue; Jury Trial Waiver; Arbitration. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State. All of the terms of Section 13 of the Credit Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis.

9.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or “pdf” file or other similar method of electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

10.    Reference to and Effect on the Loan Documents.

10.1    Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

10.2    Except as specifically amended by this Amendment, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lender and Bank Product Providers, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

10.3    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

10.4    To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

10.5    This Amendment shall be deemed to be a “Loan Document” (as defined in the Credit Agreement).

11.    Ratification. The Loan Parties hereby restate, ratify and reaffirm each and every term and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party, in each case as amended by this Amendment, effective as of the date hereof.

12.    Estoppel. To induce the Lender to enter into this Amendment and to continue to make Advances or issue Letters of Credit to or for the account of the Borrowers under the Credit Agreement, the Loan Parties hereby acknowledge and agree that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of the Loan Parties as against the Lender or any Bank Product Provider with respect to the Obligations.

13.    Integration; Conflict; Successors and Assigns; Amendment. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof. In the event of any conflict between this Amendment and the Credit Agreement, the terms of this Amendment shall govern. This Amendment shall bind and inure to the benefit of the respective successors and assigns of each of the parties, subject to the provisions of the Credit Agreement and the other Loan Documents. No amendment or modification of this Amendment shall be effective unless it has been agreed to by Lender in a writing that specifically states that it is intended to amend or modify this Amendment.

14.    Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

NOVATEL WIRELESS, INC.

By:	/s/ Michael A. Newman
Name:	Michael A. Newman
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

ENFORA, INC.

By:	/s/ Michael A. Newman
Name:	Michael A. Newman
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

FEENEY WIRELESS, LLC

By:	/s/ Michael A. Newman
Name:	Michael A. Newman
Title:	Secretary

R.E.R. ENTERPRISES, INC.

By:	/s/ Michael A. Newman
Name:	Michael A. Newman
Title:	Secretary

FEENEY WIRELESS IC-DISC, INC.

By:	/s/ Michael A. Newman
Name:	Michael A. Newman
Title:	Secretary

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Robin Van Meter
Name:	Robin Van Meter
Title:	Authorized Signatory